EXHIBIT 21

Subsidiaries of Omnicare, Inc.

The following is a list of operational subsidiaries included in the consolidated financial statements of the Company as of December 31, 2005. Other non-operational subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state or country following its name.

		State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization	% Owned

AAHS Acquisition Corp.	A-Avenue Health Services	Delaware	100%
Accu-Med Services of Washington LLC		Delaware	100%
Accu-Med Services, LLC		Delaware	100%
Accumed, Inc.		New Hampshire	100%
Alacritas Biopharma, Inc.		California	90%
Ambler Acquisition Company LLC		Delaware	100%
AMC - New York, Inc.	Royal Care Holdings, Inc.	Delaware	100%
AMC - Tennessee, Inc.	The Pharmacy, Stephens Drugs	Delaware	100%
Anderson Medical Services, Inc.		Delaware	100%
APS Acquisition LLC		Delaware	100%
APS Summit Care Pharmacy, LLC		Delaware	50%
Arlington Acquisition I, Inc.		Delaware	100%
ASCO Healthcare of New England, Inc.		Maryland	100%
ASCO Healthcare of New England, LP		Maryland	100%
ASCO Healthcare, Inc.		Maryland	100%
Atlantic Medical Group, LLC		Maryland	80%
Bach’s Pharmacy (East), Inc.	fka Pompton Nursing Home Suppliers	Delaware	100%
Bach’s Pharmacy Services, LLC		Delaware	100%
Badger Acquisition LLC		Delaware	100%
Badger Acquisition of Brooksville LLC		Delaware	100%
Badger Acquisition of Kentucky LLC		Delaware	100%
Badger Acquisition of Minnesota LLC		Delaware	100%
Badger Acquisition of Ohio LLC	Omnicare Health Network	Delaware	100%
Badger Acquisition of Orlando LLC	Home Care Pharmacy of Florida	Delaware	100%
Badger Acquisition of Tampa LLC	Bay Pharmacy	Delaware	100%
Badger Acquisition of Texas LLC		Delaware	100%
Bio-Pharm International, Inc.		Delaware	100%
BPNY Acquisition Corp.	Brookside Park Pharmacy	Delaware	100%
BPTX Acquisition Corp.	Brookside Park Pharmacy of Texas	Delaware	100%
Campo’s Medical Pharmacy, Inc.		Louisiana	100%
Capitol Home Infusion, Inc.		Virginia	100%
Care4 LP		Delaware	100%
Care Card, Inc.		Maryland	100%
Care Pharmaceutical Services, LP		Delaware	100%

		State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization	% Owned

CHP Acquisition Corp.	Cherry Hill Pharmacy	Delaware	100%
CIP Acquisition Corp.	Carter’s Institutional Pharmacy	Delaware	100%
Clinimetrics Research Associates, Inc.		California	100%
Compass Health Services, Inc.		West Virginia	100%
Compscript - Boca, LLC		Florida	100%
Compscript - Mobile, Inc.		Delaware	100%
Compscript, Inc.		Florida	100%
Concord Pharmacy Services, Inc.		Pennsylvania	100%
CP Acquisition Corp.	Central Pharmacy	Oklahoma	100%
Creekside Managed Care Pharmacy, Inc.		Delaware	100%
CTLP Acquisition LLC	Care Tech	Delaware	100%
D & R Pharmaceutical Services, Inc.		Kentucky	100%
Delco Apothecary, Inc.		Pennsylvania	100%
Dixon Pharmacy LLC		Illinois	100%
Eastern Medical Supplies, Inc.		Maryland	100%
Eastern Rehab Services, Inc.		Maryland	100%
Encare of Massachusetts, Inc.		Delaware	100%
Enloe Drugs LLC		Delaware	100%
Euro Bio-Pharm Clinical Services, Inc.		Delaware	100%
Evergreen Pharmaceutical of California, Inc.	fka PIP Acquisition, West Val Premiere	California	100%
Evergreen Pharmaceutical, Inc.		Washington	100%
excelleRx, Inc.		Delaware	100%
Geneva Sub, Inc.		Delaware	100%
Hardardt Group, Inc., The		Delaware	100%
Health Concepts and Services, Inc.		Maryland	100%
Health Objects Corporation		Maryland	100%
Heartland Healthcare Services		Ohio	50%
Heartland Repack Services LLC		Delaware	100%
Highland Wholesale, LLC		Ohio	100%
HMIS, Inc.		Delaware	100%
Home Care Pharmacy, Inc.		Delaware	100%
Home Pharmacy Services, LLC		Missouri	100%
Horizon Medical Equipment and Supply, Inc.		West Virginia	100%
H.O. Subsidiary, Inc.		Maryland	100%
Hytree Pharmacy, Inc.		Ohio	100%
Institutional Health Care Services, Inc.		New Jersey	100%
Interlock Pharmacy Systems, Inc.		Missouri	100%
JHC Acquisition LLC	Jacobs Health Care Systems	Delaware	100%
Konsult, Inc.		Delaware	100%
Langsam Health Services, Inc.	Sequoia Health Services, Inc.	Delaware	100%
LCPS Acquisition, LLC	Medilife Pharmacy	Delaware	100%

		State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization	% Owned

LifeMed, LLC		Delaware	60%
Lobos Acquisition LLC		Delaware	100%
Lobos Acquisition of Arizona, Inc.		Delaware	100%
Lobos Acquisition of Pennsylvania, Inc.		Delaware	100%
Lo-Med Prescription Services, Inc.		Ohio	100%
LPA Acquisition Company, LLC		Delaware	100%
LPI Acquisition Corp.	Lipira Pharmacy	Delaware	100%
Main Street Pharmacy LLC		Maryland	100%
Managed Healthcare, Inc.		Delaware	100%
Management & Network Services, Inc.		Ohio	100%
Management & Network Services LLC		Ohio	50%
Med World Acquisition Corp.		Delaware	100%
Medical Arts Health Care, Inc.		Georgia	100%
Medical Services Group, Inc.		Maryland	100%
Medical Services Consortium, Inc.	Compscript - Miami	Florida	100%
MHHP Acquisition Company LLC		Delaware	100%
MOSI Acquisition Corp.	Medical Outpatient Services	Delaware	100%
National Care For Seniors LLC		Ohio	100%
NCS Healthcare, Inc.		Delaware	100%
NCS Healthcare of Arizona, Inc.		Ohio	100%
NCS Healthcare of Arkansas, Inc.		Ohio	100%
NCS Healthcare of Beachwood, Inc.		Ohio	100%
NCS Healthcare of California, Inc.		Ohio	100%
NCS Healthcare of Connecticut, Inc.		Connecticut	100%
NCS Healthcare of Florida, Inc.		Ohio	100%
NCS Healthcare of Illinois, Inc.		Illinois	100%
NCS Healthcare of Indiana, Inc.		Indiana	100%
NCS Healthcare of Indiana, LLC		Delaware	100%
NCS Healthcare of Iowa, Inc.		Ohio	100%
NCS Healthcare of Kansas, Inc.		Ohio	100%
NCS Healthcare of Kentucky, Inc.		Ohio	100%
NCS Healthcare of Maryland, Inc.		Ohio	100%
NCS Healthcare of Massachusetts, Inc.		Ohio	100%
NCS Healthcare of Michigan, Inc.		Ohio	100%
NCS Healthcare of Minnesota, Inc.		Ohio	100%
NCS Healthcare of Missouri, Inc.		Ohio	100%
NCS Healthcare of Montana, Inc.		Ohio	100%
NCS Healthcare of New Hampshire, Inc.		New Hampshire	100%
NCS Healthcare of New Jersey, Inc.		New Jersey	100%
NCS Healthcare of New Mexico, Inc.		Ohio	100%
NCS Healthcare of New York, Inc.		Ohio	100%

		State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization	% Owned

NCS Healthcare of North Carolina, Inc.		North Carolina	100%
NCS Healthcare of Ohio, Inc.		Ohio	100%
NCS Healthcare of Oklahoma, Inc.		Oklahoma	100%
NCS Healthcare of Oregon, Inc.		Ohio	100%
NCS Healthcare of Pennsylvania, Inc.		Pennsylvania	100%
NCS Healthcare of Rhode Island, Inc.		Rhode Island	100%
NCS Healthcare of South Carolina, Inc.		Ohio	100%
NCS Healthcare of Tennessee, Inc.		Ohio	100%
NCS Healthcare of Texas, Inc.		Ohio	100%
NCS Healthcare of Vermont, Inc.		Ohio	100%
NCS Healthcare of Washington, Inc.		Ohio	100%
NCS Healthcare of Wisconsin, Inc.		Ohio	100%
NCS of Illinois, Inc.		Ohio	100%
NCS Services, Inc.		Ohio	100%
NeighborCare Holdings, Inc.		Delaware	100%
NeighborCare Home Medical Equip, Inc.		Pennsylvania	100%
NeighborCare Home Medical Equip of Maryland LLC		Maryland	79%
NeighborCare Infusion Services, Inc.		Delaware	100%
NeighborCare of California, Inc.		California	100%
NeighborCare of Indiana, Inc.		Indiana	100%
NeighborCare of Northern California, Inc.		California	100%
NeighborCare of Maryland, LLC		Maryland	100%
NeighborCare of New Hampshire, LLC		New Hampshire	80%
NeighborCare of Ohio, Inc.		Ohio	100%
NeighborCare of Oklahoma, Inc.		Oklahoma	100%
NeighborCare of Texas, Inc.		Texas	100%
NeighborCare of Virginia, Inc.		Virginia	100%
NeighborCare of Wisconsin, Inc.		Wisconsin	100%
NeighborCare Pharmacies, Inc.		Maryland	100%
NeighborCare Pharmacy Services, Inc.		Delaware	100%
NeighborCare Pharmacy of Oklahoma LLC		Oklahoma	100%
NeighborCare Pharmacy of Virgina LLC		Virginia	73%
NeighborCare Repackaging, Inc.		Maryland	100%
NeighborCare Services Corporation		Delaware	100%
NeighborCare, Inc.		Pennsylvania	100%
NeighborCare - Medisco, Inc.		California	100%
NeighborCare - ORCA, Inc.		Oregon	100%
NeighborCare - TCI, Inc.		Delaware	100%
NeighborCare - TCI 2, LLC		California	100%
NGC Acquisition Company LLC		Delaware	100%

		State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization	% Owned

Nihan & Martin LLC		Delaware	100%
NIV Acquisition LLC	Denman Pharmacy Services	Delaware	100%
North Shore Pharmacy Services, Inc.		Delaware	100%
OCR Services Corporation		Delaware	100%
OCR-RA Acquisition Corp.	Long Term Care Pharmacy	Delaware	100%
OFL Corp.		Delaware	100%
Oklahoma Institutional Pharmacy Services, LLC		Delaware	100%
Omnibill Services LLC		Delaware	100%
Omnicare Air Transport Services, Inc.		Delaware	100%
Omnicare Canadian Holdings, Inc.		Delaware	100%
Omnicare Clinical Research, Inc.	fka IBAH, Inc.	Delaware	100%
Omnicare Clinical Research, LLC	fka Coromed, Inc.	Delaware	100%
Omnicare CR Inc.		Delaware	100%
Omnicare Extended Pharma Services, LLC		Delaware	100%
Omnicare Headquarters LLC		Delaware	100%
Omnicare Holding Company		Delaware	100%
Omnicare Management Company		Delaware	100%
Omnicare of Nevada LLC		Delaware	100%
Omnicare Pennsylvania Med Supply, LLC		Delaware	100%
Omnicare Pharmacies of Maine Holding Company		Delaware	100%
Omnicare Pharmacies of Pennsylvania East, LLC		Delaware	100%
Omnicare Pharmacies of Pennsylvania West, Inc.		Pennsylvania	100%
Omnicare Pharmacies of the Great Plains Holding Company		Delaware	100%
Omnicare Pharmacy and Supply Services, Inc.		South Dakota	100%
Omnicare Pharmacy of Colorado LLC		Delaware	100%
Omnicare Pharmacy of Florida, LP		Delaware	100%
Omnicare Pharmacy of Indiana, LLC		Delaware	100%
Omnicare Pharmacy of Maine LLC		Delaware	100%
Omnicare Pharmacy of Nebraska LLC		Delaware	100%
Omnicare Pharmacy of North Carolina, LLC		Delaware	100%
Omnicare Pharmacy of Pueblo, LLC		Delaware	100%
Omnicare Pharmacy of South Dakota LLC		Delaware	100%
Omnicare Pharmacy of Tennessee LLC		Delaware	100%
Omnicare Pharmacy of Texas 1, LP		Delaware	100%
Omnicare Pharmacy of Texas 2, LP		Delaware	100%
Omnicare Pharmacy of the Midwest, Inc.	fka Freed’s	Delaware	100%
Omnicare Purchasing Company LP		Delaware	100%
Omnicare Purchasing Company General Partner, Inc.		Delaware	100%
Omnicare Purchasing Company Limited Partner, Inc.		Delaware	100%
Omnicare Respiratory Services, LLC		Delaware	100%
Omnicare Senior Health Outcomes, LLC		Delaware	100%

		State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization	% Owned

Omnicare.com, Inc.		Delaware	100%
PBM-Plus, Inc.		Wisconsin	100%
PBM-Plus Mail Service Pharmacy, LLC		Delaware	100%
PCI Acquisition, LLC		Delaware	100%
PP Acquisition Company, LLC		Delaware	100%
PPS Acquisition Company, LLC		Delaware	100%
PPS-GBMC Joint Venture LLC		Maryland	50%
Pharmacon Corp.		New York	100%
Pharmacy Consultants, Inc.		South Carolina	100%
Pharmacy Holding # 1, LLC		Delaware	100%
Pharmacy Holding # 2, LLC		Delaware	100%
Pharmasource Healthcare, Inc.		Georgia	100%
Pharm-Corp of Maine LLC		Delaware	100%
Pharmed Holdings, Inc.		Delaware	100%
Professional Pharmacy Services, Inc.		Maryland	100%
PRN Pharmaceutical Services, LP		Delaware	100%
Rescot Systems Group, Inc.		Pennsylvania	100%
Resource Biometrics, Inc.		California	100%
Roeschen’s Healthcare Corp.		Wisconsin	100%
Royal Care of Michigan LLC		Delaware	100%
RXC Acquisition Company		Delaware	100%
SHC Acquisition Co. LLC	Synergy	Delaware	100%
Shore Pharmaceutical Providers, Inc.		Delaware	100%
South Park Partners LP		Maryland	95%
Southside Apothecary, Inc.		New York	100%
Specialized Home Infusion of Michigan LLC		Delaware	100%
Specialized Patient Care Services, Inc.		Alabama	100%
Specialized Pharmacy Services, Inc.		Michigan	100%
Specialized Services of Michigan, Inc.		Delaware	100%
Specialty Carts, LLC		Ohio	50%
Sterling Healthcare Services, Inc.		Delaware	100%
Suburban Medical Services, Inc.		Pennsylvania	100%
Superior Care Pharmacy, Inc.		Delaware	100%
Swish, Inc.		Delaware	100%
TCPI Acquisition Corp.	Total Care Pharmacy	Delaware	100%
The Medicine Centre, LLC		Connecticut	100%
THG Acquisition Corp.	Tandem Health Group	Delaware	100%
Three Forks Apothecary, Inc.		Kentucky	100%
Tidewater Healthcare Shared Services Group		Pennsylvania	100%
Transport Services, Inc.		Maryland	100%

		State of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization	% Owned

UC Acquisition Corp.	UniCare, Inc.	Delaware	100%
Uni-Care Health Services of Maine, Inc.		New Hampshire	100%
Value Health Care Services, Inc.		Delaware	100%
Value Pharmacy, Inc.		Massachusetts	100%
Vital Care Infusions Supply, Inc.		New York	100%
Weber Medical Systems LLC		Delaware	100%
Westhaven Services Co.		Ohio	100%
Williamson Drug Company, Incorporated		Virginia	100%
Winslow’s Pharmacy		New Jersey	100%

		Country of
	Doing Business As Name	Incorporation/
Legal Name	(if other than legal name)	Organization	% Owned

Foreign Entities:		Country:

3096479 Nova Scotia Company		Canada	100%
3096480 Nova Scotia Company		Canada	100%
3103-3798 Quebec, Inc.	Omnicare Clinical Research	Canada	100%
42986 Ontario Limited	Medico Pharmacy	Canada	100%
Clinimetrics Research Australia, Pty, Ltd.		Australia	100%
Clinimetrics Research Canada, Inc.		Canada	100%
Clinimetrics Research Europe, Ltd.		UK	100%
De-Skor ZAO		Russia	50%
Omnicare Alberta LP		Canada	100%
Omnicare Clinical Research (Proprietary) Limited		South Africa	100%
Omnicare Clinical Research A/S		Denmark	100%
Omnicare Clinical Research A/B		Sweden	100%
Omnicare Clinical Research AG		Switzerland	100%
Omnicare Clinical Research Holdings B.V.		Netherlands	100%
Omnicare Clinical Research India Private Limited		India	100%
Omnicare Clinical Research International B.V.		Netherlands	100%
Omnicare Clinical Research GmbH		Germany	100%
Omnicare Clinical Research GmbH & Co. KG	IFNS	Germany	100%
Omnicare Clinical Research Limited		UK	100%
Omnicare Clinical Research LLC		Russia	100%
Omnicare Clinical Research N.V.		Belgium	100%
Omnicare Clinical Research OY		Finland	100%
Omnicare Clinical Research PTE. LTD.		Singapore	100%
Omnicare Clinical Research PTY. LTD.		Australia	100%
Omnicare Clinical Research S.A.		Argentina	100%
Omnicare Clinical Research S.A.R.L.		France	100%
Omnicare Clinical Research S.L.		Spain	100%
Omnicare Clincial Research sp.z.oo		Poland	100%
Omnicare Clinical Research s.r.o		Czech Republic	100%